As filed with the Securities and Exchange Commission
                        on April 17, 2001
                                    Registration No. 333-________
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, DC  20549

                            Form S-3
                     REGISTRATION STATEMENT
                Under The Securities Act Of 1933

                     THE YORK WATER COMPANY
    (Exact name of registrant as specified in its charter)
       Pennsylvania                         23-1242500
(State or other jurisdiction of  (I.R.S. Employer Identification
incorporation or organization)      No.)

                     130 East Market Street
                   York, Pennsylvania  17405
                         (717) 845-3601
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                       WILLIAM T. MORRIS
              President & Chief Executive Officer
                     The York Water Company
                     130 East Market Street
                   York, Pennsylvania  17405
                         (717) 845-3601
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                Copies of all communications to:
                     Howard L. Meyers, Esq.
                  Morgan, Lewis & Bockius LLP
                       1701 Market Street
                  Philadelphia, PA  19103-2921
                         (215) 963-5000

Approximate date of commencement of proposed sale to the public:
Next appropriate dividend date after the Registration Statement becomes effective and the Securities Certificate for the Company's Optional Dividend Reinvestment Plan is registered by the Pennsylvania Public Utility Commission.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. X

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                CALCULATION OF REGISTRATION FEE

Title of Each Class     Amount to be        Proposed Maximum
of Securities to be      Registered         Offering Price Per
Registered                                  Share

Common stock, no      960,000 Shares (1)      $23.25 (2)
par value


Proposed Maximum
Aggregate Offering      Amount of
Price                   Registration

$22,320,000 (2)         $4383.84 (3)

     (1) Pursuant to Rule 429 under the Securities Act, the Prospectus which forms a part of this Registration Statement shall also relate to 240,000 shares of common stock (on a post-split basis) previously registered for issuance and sale pursuant to the Company's earlier Registration Statement on Form S-3 (File No. 2-80547) and 480,000 shares (which sum included the prior 240,000 shares) of common stock previously registered for issuance and sale pursuant to the Company's earlier Registration Statement on Form S-3 (File No. 33-81246, as amended).
     (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, and based upon the average of the high and low prices of the Company's common stock reported on the Nasdaq National Market on April 9, 2001.
     (3) Of this total, $404.70 was paid at the time of filing Registration Statement No. 2-80547 for the 240,000 shares covered thereby and $1,189.14 of this total was paid at the time of filing Registration Statement No. 33-81246, as amended for the 480,000 shares covered thereby.

PROSPECTUS            THE YORK WATER COMPANY

              OPTIONAL DIVIDEND REINVESTMENT PLAN

         960,000 Shares of common stock (No Par Value)

     The Optional Dividend Reinvestment Plan, as amended, of The York Water Company provides holders of its common stock with a convenient and economical method of purchasing additional shares of its common stock without payment of brokerage commissions or other charges and provides the Company with a low cost method to raise additional equity capital.

     Any holder of record of the Company's common stock is eligible to join the Plan, as is any beneficial owner by special arrangement. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends in the usual manner. It is suggested that participants in the Plan as well as non-participants retain this Prospectus for future reference.

     The Company administers the Plan at its own expense. No brokerage fee or commission will be charged to the participant on the shares purchased for the account of the participant pursuant to the Plan. Since August 1, 1997, there has been no maximum reinvestment limitation per dividend under the Plan.

     Participants have three available options:

     OPTION 1.  FULL DIVIDEND REINVESTMENT;

     OPTION 2.  PARTIAL DIVIDEND REINVESTMENT with Partial Cash
Dividend; or

     OPTION 3.  PARTIAL CASH DIVIDEND with Partial Dividend
Reinvestment.

     These options are discussed more fully in response to Question 8 below.

     This Prospectus relates to 960,000 shares of authorized common stock registered for purchase under the Plan. The purchase price for each share of common stock will be 95% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the high and the low prices of the Company's common stock reported on the Nasdaq National Market as quoted in The Wall Street Journal for each of the last five trading days preceding the applicable record date for each respective quarter-annual or special dividend declared by the Company. If such high and low prices are not available, the purchase price will be determined by the Board of Directors of the Company on the basis of 95% of the latest available market quotations or on such other basis as it shall deem lawful and appropriate (See Question 14).

     As of January 16, 2001, the Company's common stock trades on the Nasdaq National Market under the symbol "YORW." On April 16,
2001, the last sale price of the Company's common stock, as reported on the Nasdaq National Market, was $24.65.

     The Plan as covered in this Prospectus will become effective only upon filing of the Registration Statement of which this Prospectus is a part. The Pennsylvania Public Utility Commission
(PPUC) approved the necessary Securities Certificate on March 8, 2001. The securities covered by this Prospectus may not be sold prior to such filing of the Registration Statement or in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Company will receive all the net proceeds from the sale of common stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Prospectus is April 17, 2001.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which said offer or solicitation is not qualified or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                       TABLE OF CONTENTS
                                                           Page

Available Information  . . . . . . . . . . . . . . . . . . .3
Documents Incorporated by Reference. . . . . . . . . . . . .3
The Company  . . . . . . . . . . . . . . . . . . . . . . . .4
Plan Description . . . . . . . . . . . . . . . . . . . . . .4
 Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .4
 Advantages. . . . . . . . . . . . . . . . . . . . . . . . .4
 Administration. . . . . . . . . . . . . . . . . . . . . . .4
 Participation . . . . . . . . . . . . . . . . . . . . . . .5
 Dividend Reinvestment Options . . . . . . . . . . . . . . .5
 Withdrawal or Termination . . . . . . . . . . . . . . . . .6
 Purchases and Cost Thereof. . . . . . . . . . . . . . . . .7
 Participants' Plan Account and Reports. . . . . . . . . . .8
 Income Tax Consequences . . . . . . . . . . . . . . . . . .8
 Company's Responsibility. . . . . . . . . . . . . . . . . .9
 Other Miscellaneous Information . . . . . . . . . . . . . .9
Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . 10
Legal Opinion  . . . . . . . . . . . . . . . . . . . . . . 11
Experts  . . . . . . . . . . . . . . . . . . . . . . . . . 11
Commission Position on Indemnification . . . . . . . . . . 11
 for Securities Act Liabilities
                   AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained in person from the Public Reference Section of the SEC at its principal office located at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the SEC maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Information, as of particular dates, concerning directors and officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of York Water Company and filed with the SEC.

     This Prospectus constitutes a part of a registration statement on Form S-3, together with all exhibits thereto filed by the Company with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

              DOCUMENTS INCORPORATED BY REFERENCE

 The Company's Annual Report on Form 10-K for the year ended December 31, 2000, the description of the Company's common stock set forth in the Company's Current Report on Form 8-K filed with the SEC on June 12, 1997 and all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     On the written or oral request of any shareholder of the Company to whom a copy of this Prospectus has been delivered, the Company will provide such shareholder, without charge, with a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Melba A. Aldridge, Assistant Secretary, The York Water Company, 130 East Market Street, York, PA 17405.
                    THE COMPANY

     The York Water Company is a Pennsylvania corporation which was incorporated by Special Act of the General Assembly of Pennsylvania in 1816 and is the oldest investor-owned utility in Pennsylvania. The Company is engaged in the business of impounding, purifying and distributing water within its franchised territory, which is located within York County, Pennsylvania. The Company presently operates under the Pennsylvania Business Corporation Law of 1988, as amended, and the Pennsylvania Public Utility Code and is subject to regulation by the PPUC. The Company has no direct competitors within its area of operations. Its executive office is located at 130 East Market Street, York, Pennsylvania 17405 and its telephone number is (717) 845-3601.

     At the Company's 1999 Annual Meeting of Shareholders on May 3, 1999, the shareholders approved an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized capital stock of the Company from 6,500,000 shares, consisting of 6,000,000 shares of common stock, without par value, and 500,000 shares of Series Preferred Stock, without par value, to 31,500,000 shares, consisting of 31,000,000 shares of common stock, without par value, and 500,000 shares of Series Preferred Stock, without par value.

                        PLAN DESCRIPTION

     The following question and answer statement details the provisions of the Company's Plan. If you become a participant in the Company's Plan, the Company recommends that you retain this Prospectus for future reference.

     Purpose

     1.  What is the purpose of the Plan?

         The purpose of the Plan is to provide holders of record of the Company's common stock with a convenient and economical method of purchasing additional shares of common stock of the Company without payment of brokerage commission or other charge.

         Reinvestment of dividends under the Plan will provide the Company with funds that will be used for general corporate purposes.


     Advantages

     2.  What are the advantages of the Plan?

         Participants in the Plan may elect to have all or a designated portion of cash dividends on their shares of common stock automatically reinvested at a purchase price equal to 95% of the fair market value per share of the common stock, determined as set forth in the response to Question 14 hereof. Also, a participant may elect to receive a part of each dividend in cash, with the balance of each dividend being invested in the Plan. Since August 1, 1997, there has been no maximum reinvestment limitation per dividend.

         No commission or service or other charge will be paid by participants in connection with purchases under the Plan.

         Full investment of funds will be possible under the Plan because the Plan permits fractions of shares (to three decimal places), as well as whole shares, to be credited to each participant's account. Dividends on both whole shares and on fractions of shares will be credited to each participant's account for his or her benefit.

         The Company will provide simplified recordkeeping for such shares held in each participant's account.

         The Plan also provides for the safekeeping of the shares held in the shareholder's account at no cost to the participant.

     Administration

     3.  Who administers the Plan for participants?

         The Company administers and interprets the Plan for the benefit of the participants, keeps records, acts as custodian, sends Statements of Account to participants and performs any other duties relating to the Plan, all without charge to the participants. However, charges will be incurred by a participant upon the sale of his or her shares through a broker or agent (see Question 16), and certain fees may be charged to participants by brokers when shares are held by brokers. All inquiries should be directed to:

            Melba A. Aldridge, Assistant Secretary
                     The York Water Company
                     130 East Market Street
                   York, Pennsylvania  17405
                         (717) 845-3601

     Participation

     4.  Who is eligible to participate in the Plan?

         Shareholders of record of the common stock are eligible to participate in the Plan, although no shareholder has any obligation to invest in the Plan.

         Beneficial owners of the common stock whose shares are registered in names other than their own must become holders of record by having their shares transferred into their names to participate in the Plan or else must make their own arrangements with the record owner thereof, such as their broker, banker, custodian or other nominee or agent, to have their beneficially-owned stock participate in the Plan in accordance with the Company's requirements. Any beneficial owner of common stock who is also a shareholder of record will be treated as a single participant for purposes of the Plan and will be limited to a single participant's benefits thereunder.

     5. How can an employee of the Company participate in the Plan?

         A Company employee can participate in the Plan only by being or by becoming a shareholder. The Company's Assistant
Secretary will provide any assistance desired by any employee concerning participation in the Plan.

     6.  How does an eligible shareholder participate?

         A holder of record of common stock may join the Plan by checking the appropriate box on the Authorization Card and signing and returning it to the Company. An Authorization Card and a postage-metered, pre-addressed envelope are provided with the Prospectus. Further, an Authorization Card and envelope for this purpose may be obtained at any time by written request to Melba A. Aldridge, Assistant Secretary at the address listed in the response to Question 3.

         A beneficial owner of common stock whose shares are registered in the name of a broker, banker, custodian or other nominee or agent may make the necessary arrangements with such other party as referred to in the response to Question 4.

     7.  When may a shareholder join the Plan?

         A holder of record of the Company's common stock may join the Plan at any time and will become a participant when the Company receives the signed Authorization Card. participants in dividend reinvestment will start with the next dividend payable after receipt of an appropriately completed Authorization Card, provided that the card is received before the record date for a quarter-annual or special dividend. The record date for quarter-annual or special dividends is typically the last day of the month preceding the month in which a dividend is to be paid, except in the case of the April 15 quarter-annual dividend, when the record date is March 15. Should the Authorization Card not arrive until after this date, participation will begin with the next dividend payment. Payment of dividends on the Company's common stock are normally payable on the fifteenth day of January, April, July and October. Special dividends, if any, would normally be paid fifteen days after the record date.

     Dividend Reinvestment Options

     8.  What does the Authorization Card provide?

         The Authorization Card serves to initiate participation in the Plan by a shareholder or joint shareholders; however, no shareholder is required to elect one of the options and no action is required if a shareholder desires to continue to receive all Company dividends in cash. Specifically, the Authorization Card provides for the purchase of shares through three investment options:

         OPTION 1.  FULL DIVIDEND REINVESTMENT.

                 A participant checking the "Full Dividend
Reinvestment" box directs the Company to invest in additional shares cash dividends on all of the participant's shares registered in the participant's name or joint names, as well as on all of the shares credited to the participant's account under the Plan.

         OPTION 2.  PARTIAL DIVIDEND REINVESTMENT with Partial
Cash Dividend.

                 A participant checking the "Partial Dividend
Reinvestment" box and indicating the number of participant's full shares (but not fractional shares) which participant desires to have participate in the Plan directs the Company (1) to invest in additional shares the cash dividends on such number of the participant's shares registered in the participant's name or joint names or credited to participant's account under the Plan and (2) to pay cash dividends to participant on the balance of participant's total shares of record or held in the Plan Account; subject, of course, to the participant's ownership of the number of shares so designated. In the event any participant erroneously authorizes a dividend reinvestment for a larger number of shares than participant then owns of record and/or has held in participant's account under the Plan, such authorization will be limited to the correct number of shares then held by such participant of record and/or in his or her Plan Account.

         OPTION 3.  PARTIAL CASH DIVIDEND with Partial Dividend
Reinvestment.

                 A participant checking the "Partial Cash
Dividend" box and indicating the maximum dollar amount of each of the participant's quarter-annual or special dividends which the participant desires to continue to receive in cash, directs the Company to invest in additional shares the balance of the participant's dividends on all of participant's shares registered in the participant's name(s) as well as on all the shares credited to the participant's Plan Account, subject, of course, to a sufficient dividend rate and to participant's ownership of a sufficient number of shares to produce the requested "Partial Cash Dividend" so designated. In the event any shareholder erroneously authorizes a "Partial Cash Dividend" for a larger dividend amount than such shareholder would then be entitled to receive on shares owned of record and/or held in a Plan Account, such authorization will be totally ineffective for the reason that the shareholder would not be entitled to receive a dividend in sufficient amount to exceed the erroneously authorized "Partial Cash Dividend." In such event the Company will continue to provide the shareholder his or her entire dividends in cash until subsequent receipt by the Company of a properly completed, signed and effective Authorization Card.

         If a properly signed Authorization Card is returned to the Company without one of the boxes checked, the shareholder will be enrolled under the "Full Dividend Reinvestment" (Option
1). If an Authorization Card is returned to the Company improperly signed or with inadequate, incorrect, confusing or contradictory information thereon, the card will be returned to the shareholder with a new blank Authorization Card for correction and completion, except as specified under the above paragraphs relating to Options 2 and 3.

         Any properly completed and signed Authorization Card held by the Company will remain in full force and effect until receipt by the Company of a participant's properly completed and signed new Authorization Card or other instruction which may modify or terminate such Authorization Card.

     9. How may a participant change options or instructions under the Plan?

         A participant may change the participant's investment option or instructions relating thereto at any time by properly completing, signing and returning to the Company a written change in instructions or a new Authorization Card which may be obtained from the Company for this purpose, as stated in the response to Question 6.

     Withdrawal or Termination

     10.  How may a participant withdraw shares from the Plan?

          At any time a participant may withdraw any number of whole shares (but not fractional shares) held by the Company in such participant's Plan Account by signing and delivering to the Company a properly completed written Withdrawal Instruction. Future dividends will continue to be invested in accordance with the participant's Authorization Card as applicable. The top portion of the reverse side of any Plan Statement of Account may be used as a Withdrawal Instruction.

          In the event of a withdrawal of common stock held in a Plan Account, a stock certificate will be issued in the participant's name(s) (as shown on the stock records of the Company) for the number of whole shares held in the participant's Plan Account which the participant has authorized to be withdrawn. Such withdrawal alone will not terminate the Plan Account so long as the participant still owns at least one (1) whole share either of record or in the Plan Account. However, in the event that any participant has directed withdrawal of all whole shares, and at that time or at any time thereafter is no longer the owner of at least one (1) whole share of record or one
(1) whole share in the participant's Plan Account, a check will be issued to participant for any remaining fractional share in the Plan Account for the value thereof at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes, as set forth in the response to Question 14, and the Plan Account will be terminated. Nevertheless, such participant may at any time thereafter rejoin the Plan by becoming the record owner of the Company's common stock and properly completing, signing and returning to the Company a new Authorization Card.

     11. How may a participant terminate participation in the Plan?

         At any time a participant may terminate participation in the Plan by signing and delivering to the Company a properly completed Termination Instruction. The top portion of the reverse side of any Plan Statement of Account may be used as a Termination Instruction.

         In the case of termination of the participant's Plan Account, a stock certificate will be issued for all whole shares held in the Plan with a check being issued to the participant for the cash value of any fractional share at the fair market value determined as of the immediately previous record date for dividend reinvestment purposes, as set forth in the response to Question 14, and future dividends will be paid in cash rather than being reinvested. However, at any time after such termination of a participant's Plan Account, a participant may again sign and return to the Company a new Authorization Card to rejoin the Plan.

     12.  What type of signature is required?

          Authorization Cards and Withdrawal and Termination
Instructions must be signed by the participant or joint participants with the same name or names as appear on the stock certificate and stock records of the Company.

     13. When will a participant's instructions become effective?

          A participant's Authorization Card will become effective upon receipt by the Company as to all dividends declared on or after the next record date. However, a Withdrawal
Instruction or Termination Instruction will become effective immediately upon receipt by the Company, subject, of course, to any possible delay due to the stock books being closed.

     Purchases and Cost Thereof

     14. What will be the price of shares purchased under the Plan?

          The price of shares of common stock purchased from the Company through the reinvestment of dividends will be 95% of its fair market value, which has been determined by the Board of Directors of the Company to be the average of the mean between the high and the low prices of the common stock reported on the Nasdaq National Market as quoted in The Wall Street Journal for each of the last five trading days preceding the applicable record date for each respective quarter-annual or special dividend declared by the Company. If such high and low prices are not available, the purchase price will be determined by the Company on the basis of 95% of the latest available market quotations or on such other basis as the Company shall deem lawful and appropriate.

     15. How many shares of common stock will be purchased by a participant?

          The number of shares to be purchased from the Company and credited to a participant's account on any dividend payment date will depend upon the price per share of the Company's common stock at 95% of its fair market value, determined as set forth in the response to Question 14, and upon the participant's dividend amount to be invested. Each participant's Plan Account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the applicable purchase price per share.

          A participant may not specify the number of shares to be purchased or the price at which shares are to be purchased, or otherwise seek to restrict or control the purchase of shares from the Company.

     16.  Will a Plan participant be charged for any expenses?

          A Plan participant will not be charged any expenses in connection with participating, entering, withdrawing or canceling such participant's dividend reinvestment under the Plan. There will be no brokerage commissions or service or other charges involved, and all administration costs for the Plan will be paid by the Company. However, if a participant sells any of his or her shares through a broker upon withdrawing such shares from the Plan, or at any other time, the participant would be responsible for payment of any applicable brokerage commission, transfer taxes or other charges in connection with such sale and would be subject to applicable Federal and state income taxes (see the responses to Questions 22-25).

     17.  What is the source of shares purchased under the Plan?

          Shares purchased under the Plan will come from the Company's authorized but previously unissued common stock.

     18. When will dividends be reinvested for participants in common stock of the Company?

          Dividends will be reinvested for participants in common stock of the Company and shares thus purchased will be entered in the respective Plan Accounts of participants on the Company's regular quarter-annual dividend payment dates, which at the present time are the 15th day of January, April, July and October and on the dividend payment dates of any special cash dividends as, if and when paid. Accordingly, participants will not be entitled to any interest payments thereon but will thereafter receive dividends on the shares so purchased and held by the Company in the Plan Accounts of the respective participants.

     Participants' Plan Account and Reports

     19. Will dividends be paid on shares held in a participant's Plan Account?

          Dividends will be paid on whole shares and any fractional shares held in each participant's Plan Account, as well as on each participant's other shares held of record. However, whether such dividends on a participant's Plan Account are reinvested in additional shares of the Company depends upon the limitations set forth elsewhere in this Prospectus and upon the option chosen by each respective participant (please see the response to Question 8).

     20. Will stock certificates be issued on the reinvestment shares of participants?

          Stock certificates will not be issued for the shares in a participant's Plan Account except when a specific Withdrawal Instruction for whole share certificates or a Termination Instruction is properly completed, signed and returned to the Company (please see Questions 10, 11, 12 and 13 for further details).

          Shares credited to a participant's Plan Account are not available to be pledged as collateral until after a Withdrawal Instruction or Termination Instruction is properly filed and a stock certificate is issued by the Company, as set forth in the response to Questions 10 and 11.

     21.  What reports will be given to participants?

          A Statement of Account will be sent to participants at or shortly after each quarter-annual or special dividend reinvestment and to any participant affected by any other transaction involving his or her Plan Account.

     Income Tax Consequences

     22. What are the Federal income tax consequences of Plan participation?

          The following discussion of Federal income tax consequences is provided for information purposes only and does not constitute a definitive or comprehensive tax analysis.
participants are advised to consult their own tax advisors concerning any Federal income tax questions.

          A participant will be treated for federal income tax purposes as having received, on each dividend payment date, the full amount of dividends reinvested in shares as a cash dividend equal in amount to the fair market value of the purchased shares on the dividend payment date, even though that amount is not actually received in cash. Therefore, participants will recognize taxable income in an amount equal to the fair market value of the purchased shares. FOR EXAMPLE, in the event of a dividend pursuant to which a participant received $100.00 in value of common stock (i.e., a cash equivalent dividend of $95.00), the participant will be taxable on the full $100.00 in value received pursuant to the dividend. The tax basis of the shares credited to the Plan Account of a participant will be equal to the fair market value of such shares on the dividend payment date ($100 in the example).

          A participant will not realize any taxable income upon the receipt of stock certificates for whole shares that were credited to the participant's account, either upon the withdrawal by the participant of shares from the Plan or the termination of the Plan by the Company. In the case of a fractional share, gain or loss, if any, will be recognized when the participant receives payment from the Company for the fair market value of the fractional share. The amount of such gain or loss will be measured by the difference, if any, between the amount that the participant receives and the participant's tax basis in the fractional share.

     23. What provisions are made for participants whose dividends are subject to income tax withholding?

          In the case of those participants whose dividends are subject to United States income tax backup withholding, the Company will apply the net amount of their dividends, after the deduction for taxes, to the purchase of shares of common stock. As a general matter, backup withholding is required, at a rate of 31 percent, if (1) the participant fails to furnish its taxpayer identification number (TIN) to the Company as required; (2) the Internal Revenue Service (IRS) notifies the Company that the TIN furnished by the participant is incorrect; (3) the IRS notifies the Company that the participant has failed properly to report certain payments as required; or (4) the participant fails to certify under penalties of perjury that it (i) has provided its correct TIN and (ii) is not subject to backup withholding.

     24. What is the tax treatment of cash received by a participant upon the participant's sale of shares received by the participant pursuant to the Plan?

          Assuming that the shares are held as capital assets, a participant who sells shares to a third party will recognize either short-term or long-term capital gain or loss, depending on his or her particular circumstances, the tax basis of his shares, and the period of time he has held his shares.

     25. What are the state or local income tax consequences of Plan participation?

          Participants are advised to consult their own tax advisors as to any state or local income tax consequences of Plan participation.

     Company's Responsibility

     26.  What is the Company's responsibility under the Plan?

          The Company will be responsible to administer the Plan, keep records, act as custodian, send Statements of Account to participants periodically and perform any other duties relating to the Plan in conformity with this Prospectus and the option chosen by each participant under the response to Question 8, all at no cost to the participant.

          EACH participant AGREES, as part of the Plan and in consideration of the opportunity of joining the Plan, that the Company and its directors, officers and employees in establishing and administering the Plan will have NO LIABILITY for any good faith action or good faith omission to act, including, but not by way of limitation, any claim of liability for failure to terminate a participant's Plan Account upon a participant's death prior to receipt of a proper Termination Instruction in writing from the decedent's personal representatives, AND NO LIABILITY for participant's failure to make a profit on shares in participant's Plan Account or Company's failure to protect participant against a loss on shares purchased or sold in participant's Plan Account.

     Other Miscellaneous Information

     27. How will a Plan Account be affected by the sale of all the participant's shares?

          When a participant no longer owns at least one whole share of the Company's common stock either of record or in a Plan Account, the participant's Plan Account will be terminated and a check for the fair market value of any fractional share will be issued, as referred to in the response to Question 10. However, so long as there is at least one whole share held by a participant of record or in a Plan Account, dividends on any whole and any fractional shares owned of record or in the Plan Account will continue to be reinvested until the Company is otherwise directed by participant.

     28. How will a Plan Account be affected by a stock dividend, stock split or rights offering?

          In the event of any stock dividend or split of shares, participant's Plan Account will be adjusted to reflect the stock dividend or stock split for all shares held in the Plan Account. In the event of a rights offering, the participant will receive rights both on shares held by the participant of record and on those shares held in the Plan Account.

     29. How will a participant vote shares in a Plan Account at meetings of shareholders?

          Each participant will receive a single proxy covering the total number of shares held by a participant of record and those held in the Plan Account, which shares may then be voted by proxy or at the meeting in person.


     30.  May the Company change or discontinue the Plan?

          The Company reserves the right to suspend or terminate the Plan at any time. All participants will receive notice of any such action. However, the Company's present intention is not to suspend or terminate the Plan (1) until an insufficient number of unissued shares remains out of the 960,000 shares covered by this Prospectus for the purpose of satisfying Plan requirements for any future regular or special dividend (unless additional shares for use under the Plan have been properly registered by the Company with the SEC and the PPUC has approved the necessary Securities Certificate), or (2) until such future time as the Company may then decide it to be advisable to discontinue such Plan. Upon any termination of the Plan by the Company, a stock certificate will be issued to each participant for all whole shares held in the Plan, plus a check for the value of any fractional share at the fair market value, determined as of the immediately previous record date for dividend reinvestment purposes as set forth in the response to Question 14. In the event of any such Company termination of the Plan, the Company reserves the right at any time thereafter to reinstate the Plan or institute a different dividend reinvestment plan upon complying with all necessary governmental registrations, filings and approvals.

          The Company also reserves the right from time to time to adopt, change or discontinue administrative rules and regulations governing the administration of the Plan as the Company may deem both lawful and appropriate or desirable for such purpose.

     31.  Does the Plan require any governmental approvals?

          The Plan initially became effective when the PPUC registered a Securities Certificate on December 17, 1982. An increase in the authorized shares to 120,000 from 60,000 (on a pre-split basis) became effective when the PPUC registered a Securities Certificate on February 3, 1994. The Plan was amended to reflect the elimination of the par value of the common stock approved by the shareholders and the four-for-one stock split declared by the Board of Directors on May 5, 1997, and the PPUC registered a Securities Certificate applicable to the amended Plan on May 22, 1997. In association with the 1997 amendment to the Plan and four-for-one stock split, the number of authorized shares under the Plan was increased to 480,000 from 120,000. The Plan has been further amended to increase the number of authorized shares to 960,000 from 480,000, and the PPUC registered a Securities Certificate applicable to the amended Plan on March 8, 2001.

     32. Are the subject matter captions and questions herein contained part of the Plan?

          The captions and questions contained in this Prospectus are for reference purposes only, are not all inclusive and, accordingly, are not properly part of the Plan.


                        USE OF PROCEEDS

          The proceeds from the sale of common stock of the Company pursuant to the Plan will be used for general corporate purposes.
                         LEGAL OPINION

     The validity of the Shares offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, 1701 Market
Street, Philadelphia, Pennsylvania 19103-2921.

                            EXPERTS

     The financial statements and schedule of the Company as of December 31, 2000 and the year ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of Stambaugh Ness, PC, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements and schedule of the Company as of December 31, 1999, and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     KPMG LLP was previously the principal accountants for the Company. However, on March 29, 2000 pursuant to a decision of the Company's Board of Directors, such firm's appointment as principal accountants was terminated, and Stambaugh Ness, PC was engaged as principal accountants to the Company.

             COMMISSION POSITION ON INDEMNIFICATION
                 FOR SECURITIES ACT LIABILITIES

     The BCL gives Pennsylvania corporations the power to indemnify present and former officers and directors under certain circumstances. Article VIII of Company's By-Laws contains provisions which provide for indemnification of certain persons
(including officers and directors).

     Directors' and officers' liability insurance has been purchased for all of the Company's directors and officers. This insurance also insures the Company against amounts paid by the Company to indemnify covered directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No person has been authorized to give
any information or to make any
representation other than as contained               THE
in this Prospectus.  This Prospectus             YORK WATER
does not constitute an offer of any               COMPANY
securities other than those described
on the cover page or an offer to sell
or a solicitation of an offer to buy
within any jurisdiction to any person
to whom it is unlawful to make such
offer or solicitation within such
jurisdiction.
                                                 OPTIONAL
                                           DIVIDEND REINVESTMENT
      TABLE OF CONTENTS                            PLAN
                                  Page
                                            __________________
Available Information. . . . . . . .3
Documents Incorporated by
 Reference . . . . . . . . . . . . .3
The Company. . . . . . . . . . . . .4         960,000 Shares
Plan Description . . . . . . . . . .4          Common Stock
 Purpose . . . . . . . . . . . . . .4         (no par value)
 Advantages. . . . . . . . . . . . .4
 Administration. . . . . . . . . . .4
 Participation . . . . . . . . . . .5
 Dividend Reinvestment Options . . .5       __________________
 Withdrawal or Termination . . . . .6
 Purchases and Cost Thereof. . . . .7
 Participants' Plan Account and
 Reports . . . . . . . . . . . . . .8
 Income Tax Consequences . . . . . .8
 Company's Responsibility. . . . . .9           PROSPECTUS
 Other Miscellaneous Information . .9
Use of Proceeds  . . . . . . . . . 10
Legal Opinion  . . . . . . . . . . 11       Dated April 17, 2001
Experts  . . . . . . . . . . . . . 11
Commission Position of
 Indemnification for Securities
 Acts Liabilities  . . . . . . . . 11

                            PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

 The estimated fees and expenses in connection with the issuance and distribution of the Shares being registered on this Form S-3 will be paid by the Registrant and are as follows:

     Registration fee . . . . . . . . . $ 5,046.00
     Printing and engraving . . . . . .   4,000.00
     Accounting fees and expenses . . .   8,000.00
     Legal fees and expenses. . . . . .  12,000.00
     Miscellaneous. . . . . . . . . . .   1,000.00

             Total Expenses . . . . . . $30,046.00



Item 15.  Indemnification of Directors and Officers.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (BCL), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company's By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to
Section 1746 of the BCL, Article VIII of the Company's By-Laws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by
Section 1741 of the BCL and also in circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

     Article VIII of the Company's By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL, Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.

     Article VIII of the Company's By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The Company has purchased officers' and directors' liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy. This insurance also insures the Company against any amounts paid by the Company to indemnify covered directors and officers.


Item 16.  List of Exhibits.

Exhibit         Description of               Incorporated by
  No.              Exhibits                   Reference to

  4.1    Amended and Restated Articles  Filed previously with the
         of Incorporation of the        Securities and Exchange
         Registrant . . . . . . . . .   Commission as Exhibit 4.1
                                        to Amendment No. 1 to
                                        Form S-3 dated June 12,
                                        1997 (File No. 33-81246).

  4.2    By-Laws, as amended, of the    Filed previously with the
         Registrant . . .               Securities and Exchange
                                        Commission as Exhibit 4.2
                                        to the Company's Form S-3
                                        dated July 1, 1996 (File
                                        No. 333-7307).

  4.3    Optional Dividend              Filed previously with the
         Reinvestment Plan. . . . .     Securities and Exchange
                                        Commission as the
                                        Company's Form S-3 dated
                                        July 7, 1994 (File No. 2-
                                        80547), as amended by
                                        Amendment No. 1 to Form
                                        S-3 dated and filed June
                                        12, 1997 (File No.
                                        33-81246).

  4.4    Employees' Stock Purchase      Filed previously with the
         Plan Dated November 28, 1988   Securities and Exchange
                                        Commission as an exhibit
                                        to the Company's
                                        Registration Statement
                                        Form S-8 (File No.
                                        33-26180) dated December
                                        19, 1988, as amended on
                                        June 12, 1997.

  4.5    Shareholder Rights Plan,       Filed previously with the
         dated January 25, 1999         Securities and Exchange
                                        Commission as Exhibit 1
                                        to the Company's Form 8-A
                                        filed on January 26,
                                        1999, as amended on March
                                        1, 1999.
  4.6    Note Agreement Relative to     Filed previously with the
         the $6,000,000 10.17% Senior   Securities and Exchange
         Notes, Series A and            Commission as Exhibit 4.5
         $5,000,000 9.60% Senior        to the Company's 1989
         Notes, Series B dated January  Form 10-K.
         2, 1989. . . .

  4.7    Note Agreement Relative to     Filed previously with the
         the $6,500,000 10.05% Senior   Securities and Exchange
         Notes, Series C dated August   Commission as Exhibit 4.6
         15, 1990 . . .                 to the Company's 1990
                                        Form 10-K.

  4.8    Note Agreement Relative to     Filed previously with the
         the $7,500,000 8.43% Senior    Securities and Exchange
         Notes, Series D dated          Commission as Exhibit 4.7
         December 15, 1992 . . . .      to the Company's 1992
                                        Form 10-K.

  4.9    Fourth Supplemental            Filed previously with the
         Acquisition, Financing and     Securities and Exchange
         Sale Agreement Relative to     Commission as Exhibit 4.8
         the $2,700,000 4.75% Water     to the Company's
         Facilities Revenue Refunding   Quarterly Report Form
         Bonds dated February 1, 1994   10-Q for the quarter
                                        ended June 30, 1994.

  4.10   Fifth Supplemental             Filed previously with the
         Acquisition, Financing and     Securities and Exchange
         Sale Agreement Relative to     Commission as Exhibit 4.9
         the $4,300,000 5% Water        to the Company's
         Facilities Revenue Refunding   Quarterly Report Form
         Bonds dated October 1, 1995    10-Q for the quarter
                                        ended September 30, 1995.

  4.11   Loan Agreement between The     Filed previously with the
         York Water Company and the     Securities and Exchange
         Pennsylvania Infrastructure    Commission as Exhibit 4.2
         Investment Authority for       to the Company's
         $800,000 at 1.00% dated        2000 Form 10-K.
         August 24, 1999

 5.1<F1> Opinion of Morgan, Lewis &
         Bockius LLP




 23.1    Consent of Morgan, Lewis &
         Bockius (contained in their
         opinion to be filed as Exhibit
         5.1 to the Registration Statement)

 23.2<F1>Consent of Stambaugh Ness, PC

 23.3<F1>Consent of KPMG LLP

 24.1    Powers of Attorney are included
         on the signature page of this
         registration statement

 <F1>  Filed herewith.

Item 17.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933; and

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of York, Pennsylvania, on April 12, 2001.

                      THE YORK WATER COMPANY



                      By: /s/ William T. Morris
                      William T. Morris
                      President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person in so signing also makes, constitutes and appoints Horace Keesey III and William T. Morris and each of them acting alone, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute and cause to be filed with the Securities and Exchange Commission, any and all amendments or post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, as the Registrant deems appropriate and hereby ratifies and confirms all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

 Signature                       Title                Date


 /s/ William T. Morris, P.E.  President,          April 12, 2001
     William T. Morris, P.E.  Chief Executive
                              Officer and
                              Director
                             (Principal Executive Officer)

 /s/ Jeffrey S. Osman         Vice President -    April 12, 2001
     Jeffrey S. Osman         Finance, Secretary
                              and Treasurer
                             (Principal Accounting Officer)


 /s/ Horace Keesey III        Chairman of the     April 12, 2001
     Horace Keesey III        Board and Director

 /s/ Irvin S. Naylor          Director            April 12, 2001
     Irvin S. Naylor

 /s/ Chloe Eichelberger       Director            April 12, 2001
     Chloe Eichelberger

 /s/ John L. Finlayson        Director            April 12, 2001
     John L. Finlayson

 /s/ Michael W. Gang          Director            April 12, 2001
     Michael W. Gang

 /s/ George Hay Kain, III     Director            April 12, 2001
     George Hay Kain, III

 /s/ Thomas C. Norris         Director            April 12, 2001
     Thomas C. Norris

 /s/ George W. Hodges         Director            April 12, 2001
     George W. Hodges

                         EXHIBIT INDEX



Exhibit No.               Description of Exhibits

  5.1               Opinion of Morgan, Lewis & Bockius LLP

 23.2               Consent of Stambaugh Ness, PC

 23.3               Consent of KPMG LLP

                                                    Exhibit 5.1

April 17, 2001

The York Water Company
130 East Market Street
York, Pennsylvania  17405

Re:   The York Water Company - Form S-3 Registration
      Statement Relating to The York Water Company
      Optional Dividend Reinvestment Plan

Ladies and Gentlemen:

As your counsel, we have assisted in the preparation of the above-referenced registration statement (the "Registration Statement") for filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder.

The Registration Statement relates to 960,000 shares of common stock, without par value (the "Common Stock"), of The York Water Company (the "Registrant") which may be issued pursuant to The York Water Company Optional Dividend Reinvestment Plan (the
"Plan").   We have examined the Registrant's Amended and Restated
Articles of Incorporation, as amended, By-Laws, as amended, minutes and such other documents, and have made such inquiries of the Registrant's officers, as we have deemed appropriate. In our examination, we have assumed the genuineness of all signatures, the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Based upon the foregoing, it is our opinion that the Registrant's Common Stock originally issued by the Registrant to eligible participants through the Plan, when issued and delivered as contemplated by the Plan, will be legally issued, fully paid and non-assessable.

Our opinion set forth above is limited to the Pennsylvania
Business Corporation Law of 1988, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/  Morgan, Lewis & Bockius LLP

 Exhibit 23.2






                CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001, which appears in the annual report on Form 10-K of The York Water Company for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts."


                                    /s/STAMBAUGH NESS, PC


York, Pennsylvania
April 12, 2001

 Exhibit 23.3






                CONSENT OF INDEPENDENT AUDITORS


To the Shareholders and Board of Directors of The York Water Company


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                    /s/KPMG LLP


Baltimore, Maryland
April 12, 2001